UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0001-1824293	82-4369909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. 18th Street, Suite 300, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 207-3606
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 9, 2021, Vallon Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Representative”), as representative of the underwriters set forth on Schedule 1 thereto (collectively, the “Underwriters”), relating to the Company’s public offering (the “Offering”) of its common stock, par value $0.0001 per share (the “Common Stock”). Under the Underwriting Agreement, the Company agreed to sell 2,250,000 shares of Common Stock to the Underwriters, and also agreed to grant the Underwriters’ a 45-day over-allotment option to purchase an additional 337,500 shares of Common Stock, at a purchase price per share of $7.44 (the offering price to the public of $8.00 per share minus the underwriters’ discount), pursuant to the Company’s registration statement on Form S-1 (File Nos. 333-249636 and 333-252925) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

On February 12, 2021, the closing of the Offering was completed, and the Company sold 2,250,000 shares of Common Stock to the Underwriters for total gross proceeds of $18 million. After deducting the underwriting commission and expenses, the Company received net proceeds of approximately $16.4 million.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Representative’s Warrants

On February 12, 2021, pursuant to the Underwriting Agreement, the Company issued warrants (the “Representative’s Warrants”) to the Representative’s assigns to purchase an aggregate of 112,500 shares of Common Stock. Such warrants may be exercised beginning on August 11, 2021 (180 days from the commencement of sales of this offering) until February 12, 2026 (five years after the commencement of sales in the Offering). The initial exercise price of each Representative’s Warrant is $10.00 per share.

The foregoing summary of the Representative’s Warrants is qualified in its entirety by reference to the full text of the form of Representative’s Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On January 12, 2021, the Company issued an aggregate of 54,906 shares of Common Stock to SALMON Pharma GmbH, a significant stockholder of the Company, and David Baker, the Company’s Chief Executive Officer (collectively, the “Noteholders”). The shares were issued in connection with the conversion of those certain convertible promissory notes (the “Convertible Notes”), under which the parties agreed that immediately prior to the closing of the Offering, the Convertible Notes would automatically convert into that number of shares of Common Stock equal to the amount of unpaid principal and accrued interest (the “Unpaid Balance”) due under the Convertible Note as of February 1, 2021 divided by eighty percent (80%) of the public offering price of the Offering. The Offering closed on January 12, 2021, at which time the Convertible Notes automatically converted into an aggregate of 54,906 shares of Common Stock based on the public offering price of $8.00 per share.

The Company also issued the Representative’s Warrants in connection with the closing of the Offering. The disclosures above under Item 1.01 under the heading “Representative’s Warrants” are incorporated by reference herein.

The Company issued the shares of Common Stock described above in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of such shares of Common Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation and Reverse Stock Split

In connection with the Offering, on February 10, 2021, the Company filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware.

Pursuant to the Restated Certificate, the Company’s authorized capital stock consists of consist of 250,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share, that may be issued from time to time by the Company’s board of directors in one or more series.

In addition, the Restated Certificate (i) establishes a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (ii) provides that amendment to the Company’s amended and restated bylaws must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment; (iii) provides that directors may be removed from office only for cause and only by the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereto; and (iv) designates the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain legal actions and proceedings against the Company.

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, and do not have any cumulative voting rights.

Holders of Common Stock are entitled to receive ratably any dividends declared by the Company’s Board of Directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. The Common Stock does not have any preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in the Offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

In addition, on February 10, 2021, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a one-for-40 reverse stock split of the Company’s common stock, which became effective on February 10, 2021.

The Company’s board of directors and stockholders previously approved the Restated Certificate and the Certificate of Amendment, to be effective prior to the closing of the Offering.

The foregoing description of the amendments made in the Restated Certificate and the Certificate of Amendment are qualified by reference to the Restated Certificate and the Certificate of Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Amended and Restated Bylaws

On February 12, 2021, in connection with the Offering, the Amended and Restated Bylaws, previously approved by the Company’s board of directors, became effective immediately prior to the closing of the Offering. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the amended provisions of the Restated Certificate.

The foregoing description of the amendments made in the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 8.01	Other Information.

On February 9, 2021 and February 12, 2021, the Company issued press releases announcing the pricing of the Offering and the closing of the offering, respectively. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information disclosed under this Item 8.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description
1.1	Underwriting Agreement, dated February 9, 2021, between the Company and ThinkEquity, a division of Fordham Financial Management, Inc.

3.1	Amended and Restated Certificate of Incorporation of Vallon Pharmaceuticals, Inc.

3.2	Certificate of Amendment to Amended an Restated Certificate of Incorporation of Vallon Pharmaceuticals, Inc.

3.3	Amended and Restated Bylaws of Vallon Pharmaceuticals, Inc.

4.1	Form of Representative’s Warrant.

99.1	Press Release, dated February 9, 2021.

99.2	Press Release, dated February 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2021	VALLON PHARMACEUTICALS, INC.

	By:	/s/ David Baker
David Baker
President and Chief Executive Officer